UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 17, 2010
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

McKesson Plaza, One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 983-8300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 17, 2010, McKesson Corporation (the “Company”) entered into an accelerated share buyback agreement (the “ASB Agreement”) with a financial institution counterparty (the “Seller”) to repurchase $1 billion of the Company’s common stock. On May 20, 2010, the Company expects to pay the Seller the full purchase price of $1 billion under the ASB Agreement from its available cash on hand, and concurrently the Seller is expected to deliver shares of the Company’s common stock, which number of shares is subject to future adjustment pursuant to the terms of the ASB Agreement. The final number of shares to be repurchased under the ASB Agreement will be primarily determined based on the volume weighted average price of the Company’s common stock during the term of the ASB Agreement. The accelerated share buyback transaction is expected to be completed no later than October 2010.
The transaction is pursuant to a previously announced share repurchase program, authorized by the Company’s Board of Directors, for the repurchase of up to approximately $1.5 billion of the Company’s outstanding common stock. After giving effect to the ASB Agreement, the Company expects to have approximately $500 million remaining under its share repurchase program.
The accelerated share buyback transaction is consistent with, and in support of, the key assumptions identified in the Company’s fiscal year 2011 guidance published on May 3, 2010, and furnished to the Securities and Exchange Commission (the “SEC”) under cover of a Current Report on Form 8-K on such date, that “weighted average diluted shares used in the calculation of earnings are expected to be approximately 267 million for the year.”
Forward-Looking Statements
This Current Report on Form 8-K contains or may include statements about the Company that are not statements of historical fact, including with respect to the purchase of shares acquired pursuant to the ASB Agreement, the timing and the duration of prospective share purchases, the final settlement terms of the ASB Agreement (including the final number of shares acquired under the ASB Agreement), and the weighted average diluted share count for fiscal year 2011, all of which may be subject to change in the future. Such statements are forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These and other risks and uncertainties are described herein and in other information contained in the Company’s publicly available SEC filings and press releases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by federal securities laws, the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 18, 2010

McKesson Corporation
By:	/s/ Jeffrey C. Campbell
Jeffrey C. Campbell
Executive Vice President and Chief Financial Officer